UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 23, 2015
Date of Report (date of earliest event reported)

__________________________________________________________
salesforce.com, inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 901-7000
N/A
(Former name or former address, if changed since last report)
 ________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 23, 2015, salesforce.com, inc. (the “Company”) entered into a definitive agreement (the “Merger Agreement”) to acquire SteelBrick, Inc. (“SteelBrick”). SteelBrick is a next generation quote-to-cash platform, delivered 100 percent natively on the Salesforce platform, that offers apps for automating the entire deal close process-from generating quotes and configuring orders to collecting cash. Following the acquisition, SteelBrick will be a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, upon consummation of the acquisition, the Company will issue shares of Company common stock and assume stock options and other equity awards of SteelBrick for an aggregate consideration valued at approximately $360 million ($300 million net of cash acquired) after deducting consideration attributable to Salesforce Ventures’ existing investment in SteelBrick, subject to customary purchase price adjustments.
The Merger Agreement contains customary representations, warranties and covenants of the Company and SteelBrick. A portion of the aggregate consideration will be subject to a retention holdback and a portion will be held in escrow to secure the indemnification obligations of the SteelBrick stockholders. Closing of the acquisition is subject to customary closing conditions, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The acquisition is anticipated to close in the Company’s first fiscal quarter ending April 30, 2016.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains forward-looking statements, including statements related to a potential acquisition. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. These risks and uncertainties include but are not limited to risks associated with the completion of the acquisition, including regulatory and other matters, as well as general developments in the economy, financial markets and credit markets.
Further information on these and other factors that could affect the Company’s financial and other results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at www.salesforce.com/investor. Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 23, 2015	salesforce.com, inc.

/s/ Mark J. Hawkins
Name: Mark J. Hawkins
Title: Chief Financial Officer